Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-261323 on Form S-3 of our report dated April 3, 2023, relating to the consolidated financial statements of Navitas Semiconductor Corporation and subsidiaries (“the Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 15, 2023